Exhibit 99.1

REALOGY MAKES KEY ORGANIZATIONAL CHANGES

Realogy Enters 2018 Focused on Transforming the Company

MADISON, N.J., January 5, 2018 – Realogy Holdings Corp. (NYSE: RLGY), the largest full-service residential real estate services company in the United States, today made several key organizational and executive leadership changes across its business units.

“We begin 2018 with an industry-leading market position, great brands, and technology/data scale,” said Ryan Schneider, Realogy’s Chief Executive Officer and President. “The organizational changes we are making today are designed to accelerate our transformation and position our company for stronger business performance.”

Schneider continued: “Our immediate focus is on the highest points of leverage within the company to drive better business results, develop talent and operate the company on a more integrated basis. We expect to drive our business forward and enhance shareholder value with an aggressive strategy serving and supporting agents, increasingly leveraging technology and data, and utilizing the power of our great brands.”

Toward those objectives, the Company has made the following organizational changes:

•
Ryan Gorman was named President and Chief Executive Officer of NRT LLC, and will be responsible for the day-to-day operations of NRT’s company-owned brokerages doing business under the Coldwell Banker® brand. Gorman has served as Chief Strategy & Operating Officer of NRT for the past 16 months and as its Senior Vice President, Strategic Operations for the previous four years. Bruce Zipf, the former President and Chief Executive Officer of NRT, has transitioned to the role of Executive Advisor to Realogy’s CEO.

•
John Peyton, President and Chief Executive Officer of Realogy Franchise Group, the Company’s real estate franchise services segment, will expand his responsibilities to include oversight of two NRT businesses: the Corcoran® businesses and the company-owned Sotheby’s International Realty® brokerages.

•
Realogy expects to announce the appointment of an Executive Vice President, Chief Technology Officer in the next week, replacing Stephen Fraser, who previously served as Senior Vice President and Chief Information Officer.

•
Realogy has launched a search for a new President and Chief Executive Officer of Cartus Corporation, the Company’s relocation and affinity services segment. Kevin Kelleher, the former President and Chief Executive Officer of Cartus, has transitioned to the role of Executive Advisor to Realogy’s CEO. Scott Becker, who currently leads Cartus’ affinity business, will serve as the interim leader for Cartus.

“I am incredibly confident Ryan Gorman and John Peyton are well-positioned to assume expanded leadership roles,” said Schneider. “In addition, I am equally excited about the leadership our new Chief Technology Officer will bring to Realogy.”

“Bruce Zipf and Kevin Kelleher helped build NRT and Cartus into the companies they are today,” added Schneider. “We thank them for their decades of leadership within our company. Likewise, we thank Stephen Fraser for strengthening our information technology resources and infrastructure over the past three years.”

Schneider concluded: “The intent of these organizational changes is to drive better results while accelerating the pace of change required to transform our company. We are moving forward quickly.”

About Realogy Holdings Corp.
Realogy Holdings Corp. (NYSE: RLGY) is a leading provider of residential real estate services that is focused on empowering independent sales agents to best serve today’s consumers. Realogy delivers its services through its well-known industry brands including Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, Corcoran®, ERA®, Sotheby's International Realty® as well as NRT, Cartus, Title Resource Group and ZapLabsSM, an in-house innovation and technology development lab. Realogy’s fully integrated business model includes brokerage, franchising, relocation, mortgage and, title and settlement services. Realogy provides independent sales agents access to leading technology, best-in-class marketing and learning programs, and support services to help them become more productive and build stronger businesses. Realogy’s affiliated brokerages operate around the world with approximately 192,600 independent sales agents in the United States and approximately 94,000 independent sales agents in more than 100 other countries and territories. Realogy is headquartered in Madison, New Jersey.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements, other than those of historical fact, contained in this report, are forward-looking statements including, but not limited to, statements regarding the Company’s strategic plans. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Holdings Corp. to be materially different from those expressed or implied by such forward-looking statements, including that there can be no assurance that the Company’s strategic plans will be successfully implemented or result in the anticipated benefits to the Company as well as those discussed in the Company’s filings with the SEC. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to Realogy

Holdings Corp.'s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017.

Investor Contacts:
Alicia Swift
(973) 407-4669
alicia.swift@realogy.com

Jennifer Halchak
(973) 407-7487
jennifer.halchak@realogy.com

Media Contact:
Mark Panus
(973) 407-7215
mark.panus@realogy.com